Exhibit 10.2

EXECUTION VERSION

SECOND AMENDMENT

Dated as of June 21, 2018

to

AMENDED AND RESTATED CREDIT AGREEMENT

among

iSTAR INC.,
as Borrower,

The Several Banks from Time to Time Parties Thereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

Dated as of September 27, 2017

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED,

and

BARCLAYS BANK PLC,

as Joint Lead Arrangers and Joint Bookrunners

SECOND AMENDMENT

SECOND AMENDMENT, dated as of June 21, 2018 (this “Amendment”), among iSTAR INC. (the “Borrower”), the Banks (as defined below) listed on the signature pages hereof and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC are acting as joint lead arrangers and joint bookrunners in connection with this Amendment (collectively, the “Joint Lead Arrangers”).

W I T N E S S E T H:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement dated as of September 27, 2017 (as amended pursuant to the Letter Agreement dated as of December 22, 2017, the “Existing Credit Agreement” and, as amended by this Amendment and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among others, the Borrower, the several lenders from time to time parties thereto (the “Banks”) and the Administrative Agent;

WHEREAS, the Borrower has requested that the Banks agree to certain amendments to the Credit Agreement; and

WHEREAS, the Banks are willing to agree to the requested amendments based upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

SECTION 1.                            Defined Terms.  Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement as amended hereby.

SECTION 2.                            Amendments of the Existing Credit Agreement.

(a)                                 The Existing Credit Agreement is hereby amended effective as of the Amendment Effective Date as follows:

(i)                                     Section 1.1 of the Existing Credit Agreement is hereby amended by adding thereto the following new definitions in their appropriate alphabetical order:

““Approved Electronic Platform” has the meaning assigned to it in Section 7.11(a).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations  or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Communications” has the meaning assigned to it in Section 7.10(c).”.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

(ii)                                  The definition of “Assignment and Assumption” under Section 1.1 of the Existing Credit Agreement is hereby amended by adding at the end thereof the following:

“or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.”.

(iii)                               The definition of “Construction Loans” under Section 1.1 of the Existing Credit Agreement is hereby amended by replacing such definition in its entirety with the following:

““Construction Loans” means a loan or participation in a loan made for the construction or development of real property owned by the borrower thereof and secured at such time by a Mortgage on such real property or secured by an interest in a special purpose entity substantially similar to the organizational and corporate structure and documentation of the Covered Subsidiaries that directly or indirectly owns the real property, in each case the term of which loan shall not exceed five years; provided, that upon issuance of a temporary certificate of occupancy related to the underlying real property, the loan shall qualify as a Loan Asset that is not a Construction Loan for so long as a temporary or final certificate of occupancy is in effect (including pursuant to any renewals thereof).”.

(iv)                              The definition of “Excluded Assets” under Section 1.1 of the Existing Credit Agreement is hereby amended by replacing such definition in its entirety with the following:

““Excluded Assets” means the assets owned by the Covered Subsidiaries identified from time to time on Schedule 1.1D, none of which shall constitute a Covered Asset.”.

(v)                                 The definition of “LTC” under Section 1.1 of the Existing Credit Agreement is hereby amended by adding immediately after the word “project” contained in such definition:

“(including all material and labor costs, land acquisition costs, and architectural, engineering, development, financing, and legal fees, and other pre- and post-construction expenses)”.

(vi)                              The definition of “Plan” under Section 1.1 of the Existing Credit Agreement is hereby amended by replacing such definition in its entirety with the following:

““Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group , (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group or (iii) to which any member of the ERISA Group has had liability within the previous five years.”.

(vii)                           The definition of “Prime Rate” under Section 1.1 of the Existing Credit Agreement is hereby amended by replacing such definition in its entirety with the following:

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in consultation with the Borrower) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in consultation with the Borrower). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.”.

(viii)                        The definition of “Sanctioned Country” under Section 1.1 of the Existing Credit Agreement is hereby amended by replacing such definition in its entirety with the following:

““Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, the Crimea region of the Ukraine, Iran, North Korea and Syria).”.

(ix)                              The definition of “Termination Event” under Section 1.1 of the Existing Credit Agreement is amended by deleting clause (ii) contained in such definition and renumbering the clauses immediately following such deleted clause (ii) accordingly.

(x)                                 The second paragraph of Section 2.6(a) of the Existing Credit Agreement is hereby amended by replacing the first sentence of such paragraph in its entirety with the following:

“Each such election shall be made by delivering a notice in a form approved by the Administrative Agent (a “Notice of Interest Rate Election”) to the Administrative Agent at least three (3) Eurodollar Business Days prior to, but excluding, the effective date of the conversion or continuation selected in such notice.”.

(xi)                              Section 4.6(a) of the Existing Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

“(a)  Except as set forth on Schedule 4.6(a) attached hereto, neither the ERISA Group nor any other Covered Party is a member of or has entered into, maintained, contributed to, or been required to contribute to, or may incur any liability with respect to any Plan or Multiemployer Plan.  Except as could not be reasonably expected to have a Material Adverse

Effect individually or in the aggregate (i) there has been no filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standards with respect to any Plan; (ii) there has been no failure to make by its due date any required installment under Section 430(j) of the Code with respect to any Plan nor a failure by the Borrower nor any member of the ERISA Group to make any required contribution to a Multiemployer Plan; (iii) there has been no determination that any Plan is or is expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (iv) the present value of all accrued benefits under each Plan (determined based on the assumptions used by such Plans pursuant to Section 430(h) of the Code) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed by more than an immaterial amount the value of the assets of such Plan (as determined pursuant to Section 430(g) of the Code) allocable to such accrued benefits, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of ASC Topic 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than an immaterial amount the fair market value of the assets of all such underfunded Plans; (v) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any member of the ERISA Group other than in the ordinary course; and (vi) no Termination Event has occurred or is reasonably expected to occur.  The Borrower and its Subsidiaries have no contingent liabilities with respect to any post retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title 1 of ERISA, and except as would not be reasonably expected to have a Material Adverse Effect.  In the event that at any time after the Closing Date, the Borrower or any other Covered Party shall sponsor or contribute to any other material Plan or Multiemployer Plan, the Borrower promptly shall notify the Administrative Agent thereof (and from and after such notice, Schedule 4.6(a) shall be deemed modified thereby).”.

(xii)                           Section 5.1 of the Existing Credit Agreement is hereby amended by adding the following new subsection (o) in such Section as follows:

“(o)  promptly following any reasonable request therefor, information and documentation reasonably requested by the Administrative Agent or any Bank for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.”.

(xiii)                        Section 5.10(a) of the Existing Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

“(a) The Borrower shall not, and shall not permit its Subsidiaries to, declare and/or pay (or incur any obligation (contingent or otherwise) to declare and/or pay) dividends (whether in the form of cash, common stock or other equity interests) on its equity interests or declare and/or make (and incur any obligation (contingent or otherwise) to declare and/or make) distributions with respect thereto; provided that, (x) the Borrower shall be permitted to declare and/or pay (and incur any obligation (contingent or otherwise) to declare and/or pay) dividends (which may, for the avoidance of doubt, be in the form of cash, common stock or other equity interests) on its equity interests or declare and/or make (and incur any obligation (contingent or otherwise) to declare and/or make) distributions with respect thereto in an amount for any Fiscal Year equal to such amount as is necessary for the Borrower to (i) maintain its qualification as a REIT and (ii) so long as no Event of Default is continuing or would result therefrom, avoid payment or imposition of any entity-level tax on the Borrower (including pursuant to Section 4981 of the Code) that could be avoided by reason of a distribution by the Borrower; and (y) in addition to the dividends and distributions permitted to be made under clause (x), the Borrower and each Subsidiary may declare and/or make (and incur any obligation (contingent or otherwise) to declare and/or make) any other dividends or distributions (except dividends or distributions of Loan Assets, Real Property Assets or Securities that are Collateral, Covered Assets or equity interests in a Pledged Subsidiary or Covered Subsidiary), provided that such other dividends or distributions may only be made if at the time of such dividends or distributions, (i) no Material Default or Event of Default shall have occurred and be continuing or result therefrom and (ii) taking into account such dividend or distribution, the Borrower and its Subsidiaries shall be in compliance, on a pro forma basis, with the provisions of Article V (Affirmative and Negative Covenants).”.

(xiv)                       Article VII of the Existing Credit Agreement is hereby amended by adding the following new Section 7.11 as follows:

“Section 7.11.                    Posting of Communications.  (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Bank that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY OTHER AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY COVERED PARTY, ANY BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY COVERED PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any other Covered Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Each Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Bank for purposes of the Loan Documents. Each Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Bank’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent or any Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.”.

(xv)                          Article VII of the Existing Credit Agreement is hereby amended by adding the following new Section 7.12 as follows:

“Section 7.12.                    Certain ERISA Matters. (a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, and each other Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Bank is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such

Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or such Bank has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, and each other Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Covered Party, that:

(i) none of the Administrative Agent, or any other Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Bank (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, or any other Agent or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c) The Administrative Agent, and each other Agent hereby informs the Banks that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Bank or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”.

(xvi)                       Section 8.1(b) of the Existing Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

“(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in paragraph (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in paragraph (a)(i) have not arisen but either (w) the supervisor for the administrator of the Screen Rate has made a public statement that the administrator of the Screen Rate is insolvent (and there is no successor administrator that will continue publication of the Screen Rate), (x) the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Screen Rate), (y) the supervisor for the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 9.5, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Banks, a written notice from the Required Banks stating that such Required Banks object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 8.1(b), only to the extent the Screen Rate for Dollars and such Interest Period is not available or published at such time on a current basis), (x) any Notice of Interest Rate Election that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Notice of Borrowing requests a Eurodollar Borrowing, such Borrowing shall be made as an Base Rate Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”.

(xvii)                    Section 8.3(a) of the Existing Credit Agreement is hereby amended by deleting the term “Non-Excluded” from the parenthetical immediately before clause (ii) of such Section.

(xviii)                 Section 8.4(a) of the Existing Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

“(a) Any and all payments made by or on behalf of the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for or on account of any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by (A) the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof, (B) in the case of each Bank, the jurisdiction of such Bank’s Applicable Lending Office or any political subdivision thereof or (C) any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Bank or the Administrative Agent and such other jurisdiction, except to the extent that such connection would not have arisen but for entering into the transactions contemplated hereby and (ii) U.S. federal withholding taxes imposed under FATCA (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Non-Excluded Taxes”); provided that, if any Non-Excluded Taxes are required to be deducted from or in respect of any sum payable hereunder or under any other Loan Document, as determined in good faith by the applicable withholding agent, (w) the sum payable by the Borrower shall be increased as necessary so that after making all required deductions of Non-Excluded Taxes (including, without limitation, deductions of Non-Excluded Taxes applicable to additional sums payable under this Section 8.4) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the Borrower shall make or cause to be made all deductions as required by applicable law, (y) the Borrower shall pay or cause to be paid the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (z) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.”

(xix)                       Section 9.1 of the Existing Credit Agreement is hereby amended by adding a reference therein to “(a)” immediately before the first sentence in such Section and adding the following new sentence at the end of such Section:

“Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).”.

(xx)                          Section 9.1 of the Existing Credit Agreement is hereby amended by adding the following new paragraphs (b), (c) and (d) in such Section as follows:

“(b)  Notices and other communications to the Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Bank.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.”.

(xxi)                       Section 9.6(c)(ii)(B) of the Existing Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

“(1) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 (other than in the case of an assignment to the Borrower as contemplated by Section 2.13) and (2) the assigning Bank shall have paid in full any amounts owing by it to the Administrative Agent; and”.

(xxii)                    The Existing Credit Agreement is hereby amended by replacing all references to “J.P. Morgan Securities, LLC” with “JPMorgan Chase Bank, N.A.”

(b)                                 The amendments of the Existing Credit Agreement set forth in this Section 2 is subject to the satisfaction of the conditions set forth in Section 4 of this Amendment.

SECTION 3.                            Representations and Warranties.  On and as of the date hereof, the Borrower hereby confirms, reaffirms and restates that each of the representations and warranties set forth in Article IV of the Credit Agreement and Section III of the Security Agreement are, after giving effect to this Amendment, true and correct in all material respects except to the extent that such representations and warranties expressly relate solely to a specific earlier date, and except for any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect,” or similar language, in which case the Borrower hereby confirms, reaffirms and restates that such representations and warranties are true and correct in all respects.

SECTION 4.                            Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (the date on which such conditions are satisfied, the “Amendment Effective Date”):

(a)                                 the Borrower, the Administrative Agent and the requested Bank shall have executed and delivered to the Administrative Agent a duly executed original of this Amendment;

(b)                                 the Administrative Agent shall have received, on or before the Amendment Effective Date, (i) (x) all fees due and payable required to be paid by the Borrower on or before the Amendment Effective Date and (y) all other fees required to be paid and all expenses for which invoices have been presented and (ii) the reasonable and documented fees and expenses accrued through the Amendment Effective Date of Simpson Thacher & Bartlett LLP;

(c)                                  no Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to the transactions contemplated hereby; and

(d)                                 the Administrative Agent shall have received (x) the Collateral and Covered Assets List, which shall be in form and substance reasonably satisfactory to the Administrative Agent and (y) a Borrowing Base Certificate, dated as of, and after giving effect to, the Amendment Effective Date and duly executed by a financial officer of the Borrower, reflecting a Borrowing Base as of the Amendment Effective Date of not less than $325,000,000.

SECTION 5.                            Continuing Effect; No Other Amendments or Consents.

(a)                                 Except as expressly provided herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.  The amendments provided for herein are limited to the specific sections of the Existing Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Banks’ willingness to consent to any action requiring consent under any other provisions of the Existing Credit Agreement or the same section for any other date or time period. Upon the effectiveness of the amendments set forth herein, on and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)                                 The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

(c)                                  This Amendment shall not extinguish the obligations outstanding under the Credit Agreement, the Collateral Documents or the other Loan Documents or discharge or release the lien or priority of the Collateral Documents or the other Loan Documents.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, the Collateral Documents, the other Loan Documents or instruments securing the same or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith.  Nothing implied in this Amendment, the Credit Agreement, the Collateral Documents, the other Loan Documents or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any of Borrower or any other Covered Party from any of its obligations and liabilities as a “Borrower,” or “Covered Party,” under the Credit Agreement, the Collateral Documents or the other Loan Documents.  Each of the Credit Agreement, the Collateral Documents and the other Loan Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith.

SECTION 6.                            Expenses.  The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Amendment, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Administrative Agent in accordance with the terms in the Credit Agreement.

SECTION 7.                            Counterparts.  This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile and electronic (e.g. “.pdf”, or “.tif”) transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

SECTION 8.                            GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

iSTAR INC., as the Borrower

By:	/s/Geoffrey M. Dugan
Name: Geoffrey M. Dugan
Title: General Counsel and Secretary

Signature Page to Second Amendment to Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Authorized Signatory
Name:
Title:

Signature Page to Second Amendment to Revolving Credit Agreement

BANK OF AMERICA, N.A.,
as a Bank

By:
Name:
Title:

Signature Page to Second Amendment to Revolving Credit Agreement

BARCLAYS BANK PLC,
as a Bank

By:
Name:
Title:

Signature Page to Second Amendment to Revolving Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Bank

By:
Name:
Title:

Signature Page to Second Amendment to Revolving Credit Agreement